CNO Financial Group 1 Second Quarter 2022 Financial and operating results for the period ended June 30, 2022 August 1, 2022 Unless otherwise specified, comparisons in this presentation are between 2Q21 and 2Q22. Exhibit 99.3

CNO Financial Group 2 Important Legal Information Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on August 1, 2022, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date. Forward-Looking Statements This presentation contains financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes the measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, CNOinc.com. Non-GAAP Measures

CNO Financial Group 3

CNO Financial Group 4 Strong earnings and solid overall sales; navigating ongoing market volatility Quarter in Review Strong Operational Performance  Advanced strategic initiatives in Consumer & Worksite divisions  Returned $77 million to shareholders; weighted average shares outstanding decreased 12%  Capital position within risk tolerance  Book value per diluted share excluding AOCI1 up 15% 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Building on Track Record of Execution  Operating EPS1 of $0.85, up 29% from $0.66  2Q22 includes $0.14 favorable impact from significant items  2Q21 includes $0.03 unfavorable impact from significant items  Robust variable investment income  Stable underlying insurance product margins  Sales reflect value of diversified products and distribution; continued improvement in agent productivity 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.

Growth Scorecard

Strength in D2C, Annuities and Worksite Life and Health NAP

(dollars in millions)

		2021				2022		% Change
		2Q	3Q	4Q	FY	1Q	2Q	Y/Y
Drive Growth	***New Annualized Premiums***[1]							
	Life	$52.3	$45.4	$39.8	$190.5	$55.8	$51.4	-1.7%
	Health	41.5	39.2	47.7	164.1	34.8	37.4	-9.9%
	Total Life and Health	$93.8	$84.6	$87.5	$354.6	$90.6	$88.8	-5.3%
	Collected Premiums							
	Life	$223.4	$222.2	$223.7	$895.8	$226.7	$229.2	2.6%
	Health	410.6	407.3	416.9	1,659.5	408.9	398.4	-3.0%
	Total Life and Health	$634.0	$629.5	$640.6	$895.8	$635.6	$627.6	-1.0%
Expand to the Right	***Annuity Collected Premiums***	$344.3	$333.3	$397.4	$1,400.4	$368.6	$435.0	26.3%
	Client Assets in BD and Advisory[2]	$2,636.0	$2,693.1	$2,898.5	$2,898.5	$2,835.1	$2,562.1	-2.8%
	Fee Revenue[3]	$31.1	$28.0	$56.2	$147.6	$40.3	$31.1	0.0%

1 Measured as 100% of new life and health annualized premiums, except for single premium whole life deposits, which are measured at 10% of annualized premium.
2 Client assets include cash and securities in brokerage, broker/dealer customer account assets custodied directly at fund companies and insurance carriers, and assets under management in advisory accounts.
3 Represents fee revenue from the sales of third-party insurance products; services provided by WBD; fee revenue earned by Optavise (formerly known as DirectPath prior to its name change in April 2022); fees generated by our broker-dealer and registered investment advisor.

CNO Financial Group 5

Consumer Division Update

Continued growth in D2C and field agent productivity; expanded reach in Medicare

Key Initiatives	Second Quarter Highlights
Maintain growth momentum	▪ D2C Life sales up 9% ▪ Annuity collected premiums up 26% ▪ Third-party Medicare Advantage sales up 32%
Optimize distribution	▪ Producing agent count down 9%; up 1% sequentially ▪ Agent productivity up 10% ▪ Registered agent[1] count up 6%
Expand reach	▪ Launched new Medicare Supplement product ▪ Added Medicare Advantage carriers ▪ Continued to enhance distribution through third parties

1 Registered agents are dually licensed as insurance agents and financial representatives who can buy and sell securities for clients, and/or investment advisors who can provide ongoing investment advice for clients.

CNO Financial Group 6

CNO Financial Group 7 Launched Optavise brand; insurance sales gaining momentum Worksite Division Update Second Quarter Highlights  Life and Health insurance sales up 33%  Stable employer base and premium collection  Launched Optavise, single go-to-market brand  New Dental and Vision product partnership Key Initiatives Expand reach  Producing agent count down 9%, up 13% sequentially  Agent referral program driving recruiting momentum  Continued productivity gains Restore growth Optimize distribution

Excess Capital Allocation Strategy

Disciplined and opportunistic approach to maximize shareholder value

Organic investments to sustain and grow the core businesses

- Agent pilots, technology-driven customer experience enhancements
- Hybrid distribution
- Worksite B2B marketing, lead generation

Return capital to shareholders

- Share repurchases: $60 million in 2Q22
- Dividends: $17 million in 2Q22

Opportunistic transactions

- Highly selective M&A
- CNO Ventures; strategic minority investments largely in InsurTech
- LTC reinsurance (2018), Web Benefits Design (2019), DirectPath (2021)

CNO Financial Group 8

CNO Financial Group 9 Financial Highlights Operating EPS1 up 29% Earnings ResultsSecond Quarter 2022 Net operating income1 $89.1 $100.1 Net operating income excluding significant items1 $92.6 $82.7 Net income $78.0 $136.1 Weighted average shares outstanding (in millions) 133.8 117.3 (dollars in millions, except where noted)  2Q22 Operating EPS1 of $0.85, up 29% from $0.66 in 2Q21  2Q22 Operating EPS1 excl. significant items of $0.71, up 3% from $0.69 in 2Q21  Strong variable net investment income  Stable underlying insurance product margins  Adverse market impacts on fixed index annuities  Fee income down $3 million  Total expenses up $11 million  Significant items, pre-tax:  2Q22: experience refund of $22.5 million related to LTC reinsurance agreement  2Q21: expense of $4.5 million from legal and regulatory matters  $60 million of share repurchases  Weighted average share count down 12%  Operating ROE1, as adjusted, of 11.5%; 10.3% excl. significant items 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. $0.66 $0.85 $0.58 $1.16 2Q21 2Q22 $0.71 $0.69 Net operating earnings per share1 Net income per share Excluding significant items

Insurance Product Margin

Stable underlying margins; unfavorable market impacts

(dollars in millions)

Insurance Product Margin Excluding Significant Items[1]

	2Q21	3Q21	4Q21	1Q22	2Q22
Annuity	$66.0	$52.5	$67.0	$44.6	$37.1
Margin / average net insurance liabilities	2.63%	2.05%	2.58%	1.70%	1.40%
Health	$120.9	$117.9	$129.5	$124.8	$113.4
Margin / insurance policy income	29%	28%	31%	31%	28%
Life	$39.7	$53.2	$31.4	$19.8	$56.8
ISL: Interest margin / average net insurance liabilities	0.66%	0.69%	0.52%	0.59%	0.71%
ISL: Underwriting margin / insurance policy income	37%	43%	34%	36%	46%
Trad: Margin / insurance policy income	14%	20%	9%	2%	20%
Trad: Margin ex. Adv. Exp. / insurance policy income	28%	31%	22%	19%	33%
Total Margin	$226.6	$223.6	$227.9	$189.2	$207.3

1 Excludes $26.9 million favorable annuity unlocking/$1.0 million unfavorable life unlocking in 4Q21. See the Appendix for a reconciliation to the corresponding GAAP measure.

2Q 2022 Highlights[1]

- Total margin down $19 million; up $3 million, adjusting for the items noted below
- Annuity margin down $29 million; down $2 million after adjustments
  - $26 million unfavorable market impact to fixed index annuities
    - $21 million unfavorable in 2Q22 vs. $5 million favorable in 2Q21
  - $1 million decline in favorable COVID impacts
- Health margin down $8 million; up $1 million after adjustments
  - $9 million decline in favorable COVID impacts
- Life margin up $17 million; up $4 million after adjustments
  - $11 million improvement in unfavorable COVID impacts
  - $2 million favorable non-deferrable life advertising expense

CNO Financial Group 10

CNO Financial Group 11 $- $50.0 $100.0 $150.0 $200.0 2Q 2021 2Q 2022 Investment Income Not Allocated to Product Lines $- $100.0 $200.0 $300.0 $400.0 2Q 2021 2Q 2022 Total Net Investment Income1 Annuity Health Life Not Allocated $- $100.0 $200.0 $300.0 $400.0 2Q 2021 2Q 2022 Investment Income Allocated to Product Lines Annuity Health Life Investment Results  Average yield on allocated investments of 4.54% vs. 4.60% in 1Q22 and 4.75% in 2Q21 1 Reflects sum of allocated and non-allocated investment income. Refer to pages 16-19 of the financial supplement for more information on the components of net investment income. +0.0% $222.6 $222.6 $291.1 $270.4 $68.5 $47.8  Average invested assets up 10% YoY  Earned yield of 5.00% vs. 4.50% in 1Q22, and 4.97% in 2Q21  New money rate of 5.53%, up from 3.73% in 1Q22  Reflects higher interest rates and spreads, and higher contribution from direct investments  Investment income not allocated to product lines up $21mm  Strong call/prepayment activity  New FABN program  Favorable FHLB results (dollars in millions) Stable Core NII; strong variable results; sharp increase in new money rates

CNO Financial Group 12 High quality, stable core returns with variable upside Portfolio Composition $25 billion of Invested Assets Highlights (Fair Value as of 6/30/2022) General Approach  Positioned for stable performance across credit cycles  Focus on quality - margin against adverse development  Calibrated, lower than average allocation to most higher risk categories – specific boundaries as the amount of high-risk assets we will own  Low impairments through multiple cycles  Embedded asset liability management  High degree of liquidity  63% of portfolio in corporate and government bonds  Reflects up-in-quality positioning over past 18 months  Strong credit risk profile  96% rated NAIC 1 or 2  Portfolio average rating A  Significant credit enhancement in structured products  Diversified commercial and residential mortgages with favorable performance metrics and strong operating characteristics. No commercial mortgage loan delinquencies.  Alternative investments emphasizing current cash flows and comparatively predictable results  “BBB” allocation reduced by 210 bps in the last 12 months  “A” allocation increased by 220 bps in the last 12 months IG Corporates, 48.7% Non-Agency RMBS, 7.4% Mortgage Loans, 4.6% HY Corporates, 2.9% CMBS, 9.6% Municipals, 10.1% ABS, 4.8% Govts/Agency, 1.1% CLO, 2.8% Equities, 0.6% Other, 1.6% Alternatives, 2.8% Policy Loans, 0.5% Cash, 2.5%

Cash Flow Profile

2Q free cash flow reflects impact from market volatility; Rialto Capital investment

(dollars in millions)

	For the Quarter		Trailing Twelve Months	
	2Q21	2Q22	2Q21	2Q22
Net Operating Income[1]	$ 89.1	$ 100.1	$ 362.9	$ 352.5
Holding Company Cash Flows:				
Dividends from Subsidiaries	$ 106.5	$ 31.7	$ 364.0	$ 260.7
Management Fees	27.6	29.0	114.2	120.7
Surplus Debenture Interest	12.1	12.1	57.2	55.4
Earnings on Corporate Investments	2.4	1.5	9.5	6.8
Other	22.4	9.4	70.8	(2.4)
Holding Company Sources of Cash[2]	**171.0**	**83.7**	**615.7**	**441.2**
Holding Company Expenses and Other	(14.4)	(30.3)	(74.2)	(94.9)
Tax Payments	(14.1)	-	(52.0)	(36.4)
Interest Payments	(28.3)	(28.3)	(57.0)	(60.8)
Excess Cash Flow to Holding Company[2]	**114.2**	**25.1**	**432.5**	**249.1**
Net Proceeds from New Debt	-	-	146.4	-
Share Repurchases	(84.6)	(60.0)	(332.4)	(380.0)
Dividend Payments to Stockholders	(17.3)	(16.5)	(67.0)	(64.6)
Acquisition	-	-	(51.1)	-
Net Change in Holding Company Cash and Investments	**12.3**	**(51.4)**	**128.4**	**(195.5)**
Non-Cash Changes in Investment Balances	-	-	-	-
Cash and Investments, Beginning of Period	324.1	192.3	208.0	336.4
Cash and Investments, End of Period	**$ 336.4**	**$ 140.9**	**$ 336.4**	**$ 140.9**

(1) A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.

1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.
2 Cash flows exclude acquisitions, dividend payments, stock repurchases, and financing transactions.

CNO Financial Group 13

CNO Financial Group 14 1 The ratio of the combined capital of the insurance companies to the minimum amount of capital appropriate to support the overall business operations, as determined based on the methodology developed by the National Association of Insurance Commissioners. 2 Excluding accumulated other comprehensive income (loss) (a non-GAAP measure). See the Appendix for a reconciliation to the corresponding GAAP measure. Debt to Capital2 Consolidated Risk Based Capital (RBC) Ratio1  Target leverage of 25 - 28%  Debt covenant ceiling of 35%  Debt capacity within limit of target leverage $175 million  Target consolidated RBC ratio of approximately 375%  RBC variability can be expected in periods of market volatility  Will manage back up to 375% over time Holding Company Liquidity  Target minimum holding company liquidity of $150 million  Liquidity bolstered by $250 million undrawn revolver  No outstanding debt maturities until 2025 411% 386% 365% 360% 2020 2021 1Q 2022 2Q 2022 $388.1 $248.6 $192.3 $140.9 2020 2021 1Q 2022 2Q 2022 25.6% 25.6% 25.6% 25.2% 2020 2021 1Q 2022 2Q 2022 Capital and Liquidity Overview Balanced approach to capital structure; capital levels within risk tolerance (dollars in millions)

CNO Financial Group 15  Increasing sales momentum  Growth in producing agent counts  Free cash flow expected to be lower than 2021 reflecting diminishing COVID impacts and alternative investment returns, capital strain from new business, and the ramp up of the FABN program  Free cash flow conversion rate to remain strong  Manage to 375% RBC and $150 million holdco liquidity  COVID-related ⁃ Continued net favorable COVID impacts, tapering over the course of the year  Investment income ⁃ Allocated to products: relatively flat to slightly up as asset growth is somewhat offset by declining/leveling yield ⁃ Not allocated to products: lower than 2021 as alternative yields continue to moderate  Fee income ⁃ Trending up vs. full year 2021 ⁃ Seasonally weaker sequentially in 3Q, trending up in 4Q  Expenses (excluding significant items) ⁃ Expected to be modestly higher vs. 2021 as operating efficiencies are offset by investments in growth  Effective Tax rate ⁃ 23 – 24%, trending up vs. 2021 due to state income tax impacts 2022 Outlook Sales Earnings Free Cash Flow / Excess Capital

Delivering on our Commitments

Turnaround / De-risking

Pre 2017

- Reinsured life block (2009)
- Recapitalized company (2012)
- Initiated dividend (2012)
- Sold Legacy Life Insurance Block (2014)
- Migrated ratings upwards–within non-investment grade ratings classes

Pivot to Growth

2017 – 2019

- Completed Senior Leadership additions
- Reinsured LTC block
- Achieved investment grade credit ratings
- Up-in-quality portfolio repositioning
- Sustainable momentum in recruiting and sales

COVID-19

2020 – ?

- Benefiting from diverse business model and strong retention
- Balancing capital return with investments in growth
- Up-in-quality investment positioning
- Successfully pivoting to new sales approaches
- Accelerating integration of D2C and exclusive agents
- Expanding D2C offerings
- Reimagining future workplace

Optimize Long-term Value

Ongoing

- Optimize customer-centric business alignment
- Expand omnichannel delivery model
- Extract potential from Worksite business
- Enhance growth, margin and ROE profile
- Maximize distributable cash flow
- Accelerate pace of capital deployment
- Leverage technology

CNO Financial Group

16

CNO Financial Group 17 Investment Highlights Sustainable growth initiatives in place Favorable demographic tailwinds Well-positioned in underserved senior middle-income market Highly differentiated business model Strong balance sheet; robust free cash flow generation

CNO Financial Group 18 Questions and Answers

CNO Financial Group 19 Appendix 1: Quarter in Review Strong Operational Performance  Broker-Dealer/Registered Investment Advisor Slide 20  Exclusive Agent Counts Slide 21 Building on Strong Track Record of Execution  New Money Rate Walk Slide 22  New Money Summary Slide 23  Long-Term Care Insurance Slide 24  Tax Asset Summary Slide 25

Broker-Dealer/Registered Investment Advisor

Account values down 3% YoY; $2.6 billion in client assets

(dollars in millions)

		2021			2022	
		2Q	3Q	4Q	1Q	2Q
Net New Client Assets in Brokerage and Advisory[1]	Brokerage	$ 2.2	$ (23.0)	$ 9.0	$ (35.2)	$ (10.5)
	Advisory	69.9	66.0	67.5	76.1	24.2
	Total	$ 72.1	$ 43.0	$ 76.5	$ 40.9	$ 13.7
Client Assets in Brokerage and Advisory[1] at end of period	Brokerage	$ 1,635.3	$ 1,639.0	$ 1,734.0	$ 1,675.2	$ 1,492.2
	Advisory	1,000.7	1,054.1	1,164.5	1,159.9	1,069.9
	Total	$ 2,636.0	$ 2,693.1	$ 2,898.5	$ 2,835.1	$ 2,562.1

1 Client assets include cash and securities in brokerage, broker/dealer customer account assets custodied directly at fund companies and insurance carriers, and assets under management in advisory accounts. Prior periods have been restated to conform with current presentation.

Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.

Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 111 East Wacker Drive, Suite 1900, Chicago, IL 60601

CNO Financial Group 20

CNO Financial Group 21 Softening macro environment helping recruiting, veteran agent retention strong Exclusive Agent Counts 1 Producing agents represent the monthly average of exclusive agents that have submitted at least one policy in the month. 2 Registered agents are dually licensed as insurance agents and financial representatives who can buy and sell securities for clients, and/or investment advisors who can provide ongoing investment advice for clients. 3 Agent and representative counts represent the average of the last 3 months. % Change % Change Consumer 2Q 3Q 4Q 1Q 2Q 2Q/1Q Y/Y Producing Field Agents1,3 4,360 4,168 4,008 3,939 3,968 0.7% -9.0% Producing Tele-Sales Agents1,3 247 235 220 217 204 -6.0% -17.4% Total Producing Agents1,3 4,607 4,403 4,228 4,156 4,172 0.4% -9.4% Registered Agents2,3 639 646 655 663 676 2.0% 5.8% Worksite Producing Field Agents1,3 258 229 227 208 234 12.5% -9.3% 2021 2022

CNO Financial Group 22 Significant NMR increase reflects higher market yields and significant contribution from direct investments New Money Rate Walk 3.73% 5.53%

CNO Financial Group 23 Strategically harvesting rising market yields, while sliding up-in-quality / down the curve New Money Summary 2Q General Account New Money Purchases $ % GAAP YTM Duration IG Corp AAA-A 172 16.89% 5.06% 11.5 IG Corp BBB 205 20.14% 5.04% 9.5 HY Corp 20 1.99% 5.83% 6.3 Non- Agency RMBS 68 6.64% 5.18% 2.4 ABS 92 9.05% 4.97% 3.8 CMBS 48 4.70% 4.98% 6.5 CLOs 37 3.65% 4.51% 5.3 Muni 85 8.35% 4.75% 13.9 CML 63 6.17% 4.36% 8.0 Direct/Alternatives 124 12.18% 9.57% N/A EM 105 10.26% 5.12% 8.8 TOTAL: 1,020 100.00% 5.53% 7.5 IG Corporates, 37.03% HY Corp, 1.99% Non- Agency RMBS, 6.64% ABS, 9.05% CMBS, 4.70% CLOs, 3.65% Muni, 8.35% CML, 6.17% Direct/Alternatives, 12.18% EM, 10.26%

CNO Financial Group 24 New sales (~$30 million annually) focused on short duration products  98% of new sales for policies with 2 years or less in benefits  Average benefit period of 11 months  New business 25% reinsured since 2008 Reserve assumptions informed by historical experience  No morbidity improvement  No mortality improvement  Minimal future rate increases  New money rates reflect a low for long environment Favorable economic profile  2021 Loss Recognition Testing margin increased to $376 million or ~15% of Net GAAP Liabilities driven by margin from new business  Statutory reserves ~$228 million higher than LTC Net GAAP Liabilities, which are currently ~$2.53 billion  Total LTC is just 12% of overall CNO insurance liabilities  Potential adverse impact from severe stress scenarios is significantly reduced  Average maximum benefit at issuance is $143 per day for inforce block Long-Term Care Insurance Highly differentiated inforce block; prudently managed

CNO Financial Group 25 Non-Life NOLs $212 DTAs related to tax strategy $185 Value of NOLs and deferred tax assets (DTAs) related to tax strategy Details  Total estimated economic value of tax assets related to our NOLs and tax strategy of approximately $236 million @ 10% discount rate ($2.03 on a per share basis).  Life NOLs have been fully utilized. Non- life NOLs are expected to offset 100% of non-life taxable income and 35% of life taxable income through 2023. $397 (dollars in millions) $397 million/$3.42 per diluted share value of NOLs and DTAs related to tax strategy Tax Asset Summary as of June 30, 2022

CNO Financial Group 26 Appendix 2: Financial Exhibits Non-GAAP Financial Measures Slides 27 - 44

CNO Financial Group 27 Insurance product margin Annuity 37.1$ -$ 37.1$ Health 113.4 - 113.4 Life 56.8 - 56.8 Total insurance product margin 207.3 - 207.3 Allocated expenses (152.2) - (152.2) Income from insurance products 55.1 - 55.1 Fee income 3.2 - 3.2 Investment income not allocated to product lines 68.5 - 68.5 Expenses not allocated to product lines 2.9 (22.5) (1) (19.6) Operating earnings before taxes 129.7 (22.5) 107.2 Income tax expense on operating income (29.6) 5.1 (24.5) Net operating income (2) 100.1$ (17.4)$ 82.7 Net operating income per diluted share (2) 0.85$ (0.14)$ 0.71$ Three months ended June 30, 2022 Actual results Significant items Excluding significant items (dollars in millions, except per-share amounts) (1) Comprised of an experience refund of $22.5 million related to a reinsurance agreement. (2) A non-GAAP measure. See pages 33 and 35 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 2Q22 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 2Q22 Significant Items

CNO Financial Group 28 Insurance product margin Annuity 93.9$ (26.9)$ (1) 67.0$ Health 129.5 - 129.5 Life 30.4 1.0 (1) 31.4 Total insurance product margin 253.8 (25.9) 227.9 Allocated expenses (143.3) - (143.3) Income from insurance products 110.5 (25.9) 84.6 Fee income 2.9 - 2.9 Investment income not allocated to product lines 42.8 - 42.8 Expenses not allocated to product lines (17.4) - (17.4) Operating earnings before taxes 138.8 (25.9) 112.9 Income tax expense on operating income (30.3) 5.7 (24.6) Net operating income (2) 108.5$ (20.2)$ 88.3 Net operating income per diluted share (2) 0.87$ (0.16)$ 0.71$ Three months ended December 31, 2021 Actual results Significant items Excluding significant items (dollars in millions, except per-share amounts) (1) Adjustments arising from our comprehensive annual actuarial review of assumptions. (2) A non-GAAP measure. See pages 33 and 35 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 4Q21 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 4Q21 Significant Items

CNO Financial Group 29 Insurance product margin Annuity 52.5$ -$ 52.5$ Health 117.9 - 117.9 Life 53.2 - 53.2 Total insurance product margin 223.6 - 223.6 Allocated expenses (140.5) - (140.5) Income from insurance products 83.1 - 83.1 Fee income 2.6 - 2.6 Investment income not allocated to product lines 50.9 - 50.9 Expenses not allocated to product lines (17.3) 3.0 (1) (14.3) Operating earnings before taxes 119.3 3.0 122.3 Income tax expense on operating income (26.5) (0.7) (27.2) Net operating income (2) 92.8$ 2.3$ 95.1 Net operating income per diluted share (2) 0.72$ 0.02$ 0.74$ Three months ended September 30, 2021 Actual results Significant items Excluding significant items (1) Comprised of $3.0 million from legal and regulatory matters. (2) A non-GAAP measure. See pages 33 and 35 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 3Q21 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 3Q21 Significant Items (dollars in millions, except per-share amounts)

CNO Financial Group 30 Insurance product margin Annuity 66.0$ -$ 66.0$ Health 120.9 - 120.9 Life 39.7 - 39.7 Total insurance product margin 226.6 - 226.6 Allocated expenses (141.6) - (141.6) Income from insurance products 85.0 - 85.0 Fee income 6.6 - 6.6 Investment income not allocated to product lines 47.8 - 47.8 Expenses not allocated to product lines (23.8) 4.5 (1) (19.3) Operating earnings before taxes 115.6 4.5 120.1 Income tax expense on operating income (26.5) (1.0) (27.5) Net operating income (2) 89.1$ 3.5$ 92.6 Net operating income per diluted share (2) 0.66$ 0.03$ 0.69$ Three months ended June 30, 2021 Actual results Significant items Excluding significant items (1) Comprised of $4.5 million from legal and regulatory matters. (2) A non-GAAP measure. See pages 33 and 35 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 2Q21 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 2Q21 Significant Items (dollars in millions, except per-share amounts)

CNO Financial Group 31 Insurance product margin Annuity 57.9$ -$ 57.9$ Health 124.7 - 124.7 Life 27.1 - 27.1 Total insurance product margin 209.7 - 209.7 Allocated expenses (141.1) - (141.1) Income from insurance products 68.6 - 68.6 Fee income 7.3 - 7.3 Investment income not allocated to product lines 43.0 - 43.0 Expenses not allocated to product lines (22.0) 7.8 (1) (14.2) Operating earnings before taxes 96.9 7.8 104.7 Income tax expense on operating income (21.7) (1.7) (23.4) Net operating income (2) 75.2$ 6.1$ 81.3 Net operating income per diluted share (2) 0.55$ 0.04$ 0.59$ Three months ended March 31, 2021 Actual results Significant items Excluding significant items (1) Comprised of: (i) $5.3 million from legal and regulatory matters; and (ii) $2.5 million of transaction expenses related to the previously announced acquisition of Optavise, LLC. The legal and regulatory matters primarily consist of an increase to our liability for claims and interest pursuant to the Global Resolution Agreement, as we have now processed and verified most of the claims provided by the third-party auditor allowing us to more accurately estimate the ultimate liability. (2) A non-GAAP measure. See pages 33 and 35 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 1Q21 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 1Q21 Significant Items (dollars in millions, except per-share amounts)

CNO Financial Group 32 Insurance product margin Annuity 68.1$ (16.1)$ (1) 52.0$ Health 125.2 - 125.2 Life 37.3 4.3 (1) 41.6 Total insurance product margin 230.6 (11.8) 218.8 Allocated expenses (162.7) - (162.7) Income from insurance products 67.9 (11.8) 56.1 Fee income 2.9 - 2.9 Investment income not allocated to product lines 57.8 - 57.8 Expenses not allocated to product lines (17.8) 3.7 (2) (14.1) Operating earnings before taxes 110.8 (8.1) 102.7 Income tax expense on operating income (24.8) 1.7 (23.1) Net operating income (3) 86.0$ (6.4)$ 79.6$ Net operating income per diluted share (3) 0.61$ (0.04)$ 0.57$ Three months ended December 31, 2020 Actual results Significant items Excluding significant items (1) Adjustments arising from our comprehensive annual actuarial review of assumptions. (2) Unfavorable impact related to asset impairments. (3) A non-GAAP measure. See pages 33 and 35 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 4Q20 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 4Q20 Significant Items (dollars in millions, except per-share amounts)

Quarterly Earnings

(dollars in millions)

	2Q21	3Q21	4Q21	1Q22	2Q22
Insurance product margin					
Annuity	$ 66.0	$ 52.5	$ 93.9	$ 44.6	$ 37.1
Health	120.9	117.9	129.5	124.8	113.4
Life	39.7	53.2	30.4	19.8	56.8
Total insurance product margin	226.6	223.6	253.8	189.2	207.3
Allocated expenses	(141.6)	(140.5)	(143.3)	(144.8)	(152.2)
Income from insurance products	85.0	83.1	110.5	44.4	55.1
Fee income	6.6	2.6	2.9	9.9	3.2
Investment income not allocated to product lines	47.8	50.9	42.8	28.5	68.5
Expenses not allocated to product lines	(23.8)	(17.3)	(17.4)	(14.8)	2.9
Operating earnings before taxes	115.6	119.3	138.8	68.0	129.7
Income tax expense on operating income	(26.5)	(26.5)	(30.3)	(16.9)	(29.6)
Net operating income*	89.1	92.8	108.5	51.1	100.1
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses (net of related amortization)	24.3	2.2	4.7	(7.1)	(26.1)
Net change in market value of investments recognized in earnings	5.7	(4.6)	(12.1)	(25.5)	(21.7)
Fair value changes in embedded derivative liabilities (net of related amortization)	(44.9)	10.9	19.1	90.8	79.7
Fair value changes related to agent deferred compensation plan	-	-	(4.3)	22.7	14.0
Other	0.9	0.2	1.9	0.4	(0.2)
Non-operating income (loss) before taxes	(14.0)	8.7	9.3	81.3	45.7
Income tax (expense) benefit on non-operating income	2.9	(1.7)	(2.0)	(20.1)	(9.7)
Net non-operating income (loss)	(11.1)	7.0	7.3	61.2	36.0
Net income	$ 78.0	$ 99.8	$ 115.8	$ 112.3	$ 136.1

* Management believes that an analysis of Net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of related amortization and taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss on extinguishment of debt, net of taxes; (vi) changes in the valuation allowance for deferred tax assets and other tax items; and (vii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("Net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net operating income to Net income applicable to common stock is provided in the above table.

CNO Financial Group 33

CNO Financial Group 34 Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in the valuation allowance for deferred tax assets and other tax items and other non- operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals.

CNO Financial Group 35 A reconciliation of net income applicable to common stock to net operating income (and related per-share amounts) is as follows: (dollars in millions, except per-share amounts) Information Related to Certain Non-GAAP Financial Measures 2Q21 3Q21 4Q21 1Q22 2Q22 Net income applicable to common stock 78.0$ 99.8$ 115.8$ 112.3$ 136.1$ Non-operating items: Net realized investment (gains) losses from sales and impairments, net of related amortization (24.3) (2.2) (4.7) 7.1 26.1 Net change in market value of investments recognized in earnings (5.7) 4.6 12.1 25.5 21.7 Fair value changes in embedded derivative liabilities, net of related amortization 44.9 (10.9) (19.1) (90.8) (79.7) Fair value changes related to the agent deferred compensation plan - - 4.3 (22.7) (14.0) Other (0.9) (0.2) (1.9) (0.4) 0.2 Non-operating (income) loss before taxes 14.0 (8.7) (9.3) (81.3) (45.7) Income tax (expense) benefit on non-operating (income) loss 2.9 (1.7) (2.0) (20.1) (9.7) Net non-operating (income) loss 11.1 (7.0) (7.3) (61.2) (36.0) Net operating income (a non-GAAP financial measure) 89.1$ 92.8$ 108.5$ 51.1$ 100.1$ Per diluted share: Net income 0.58$ 0.77$ 0.93$ 0.93$ 1.16$ Net realized investment (gains) losses from sales and impairments (net of related amortization and taxes) (0.14) (0.02) (0.03) 0.04 0.17 Net change in market value of investments recognized in earnings (net of taxes) (0.03) 0.03 0.07 0.16 0.14 Fair value changes in embedded derivative liabilities (net of related amortization and taxes) 0.26 (0.06) (0.12) (0.57) (0.53) Fair value changes related to the agent deferred compensation plan (net of taxes) - - 0.03 (0.14) (0.09) Other (0.01) - (0.01) - - Net operating income (a non-GAAP financial measure) 0.66$ 0.72$ 0.87$ 0.42$ 0.85$

CNO Financial Group 36 A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows: (dollars in millions, except per-share amounts, and shares in thousands) Information Related to Certain Non-GAAP Financial Measures 2Q21 3Q21 4Q21 1Q22 2Q22 Operating income 89.1$ 92.8$ 108.5$ 51.1$ 100.1$ Weighted average shares outstanding for basic earnings per share 131,016 126,429 122,017 118,622 115,533 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 2,798 2,589 3,003 2,380 1,753 Weighted average shares outstanding for diluted earnings per share 133,814 129,018 125,020 121,002 117,286 Net operating income per diluted share 0.66$ 0.72$ 0.87$ 0.42$ 0.85$

CNO Financial Group 37 Book value per diluted share Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested, and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows: (dollars in millions, except per-share amounts) Information Related to Certain Non-GAAP Financial Measures 2Q21 3Q21 4Q21 1Q22 2Q22 Total shareholders' equity 5,324.0$ 5,232.9$ 5,259.7$ 3,690.9$ 2,212.0$ Shares outstanding for the period 129,105,039 124,269,869 120,377,152 117,241,006 114,795,328 Book value per share 41.24$ 42.11$ 43.69$ 31.48$ 19.27$ Total shareholders' equity 5,324.0$ 5,232.9$ 5,259.7$ 3,690.9$ 2,212.0$ Less accumulated other comprehensive (income) loss (1,995.5) (1,929.7) (1,947.1) (380.5) 1,165.0 Adjusted shareholders' equity excluding AOCI 3,328.5$ 3,303.2$ 3,312.6$ 3,310.4$ 3,377.0$ Shares outstanding for the period 129,105,039 124,269,869 120,377,152 117,241,006 114,795,328 Dilutive common stock equivalents related to: Stock options, restricted stock and performance units 2,444,309 2,647,710 2,953,586 2,261,617 1,407,756 Diluted shares outstanding 131,549,348 126,917,579 123,330,738 119,502,623 116,203,084 Book value per diluted share (a non-GAAP measure) 25.30$ 26.03$ 26.86$ 27.70$ 29.06$

CNO Financial Group 38 Operating return measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in the valuation allowance for deferred tax assets and other tax items, loss on extinguishment of debt and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation. Information Related to Certain Non-GAAP Financial Measures

CNO Financial Group 39 The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant item, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows: (dollars in millions) (Continued on next page) Information Related to Certain Non-GAAP Financial Measures 2Q21 3Q21 4Q21 1Q22 2Q22 Operating income 362.9$ 343.1$ 365.6$ 341.5$ 352.5$ Operating income, excluding significant items 366.1$ 348.6$ 357.3$ 327.1$ 317.2$ Net income 466.4$ 437.0$ 441.0$ 405.9$ 464.0$ Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,947.7$ 2,995.5$ 3,026.0$ 3,046.7$ 3,069.1$ Average common shareholders' equity 5,114.1$ 5,206.8$ 5,197.4$ 5,023.1$ 4,487.9$ Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 12.3% 11.5% 12.1% 11.2% 11.5% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 12.4% 11.6% 11.8% 10.7% 10.3% Return on equity 9.1% 8.4% 8.5% 8.1% 10.3% Trailing Twelve Months Ended

CNO Financial Group 40 The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income: (dollars in millions) (a) The significant items have been discussed in prior press releases. (Continued on next page) Information Related to Certain Non-GAAP Financial Measures Net operating income Significant items (a) Net operating income, excluding significant items Net operating income, excluding significant items - trailing four quarters Net income Net income - trailing four quarters 3Q20 112.6$ -$ 112.6$ 329.3$ 129.2$ 468.0$ 4Q20 86.0 (6.4) 79.6 338.2 111.8 301.8 1Q21 75.2 6.1 81.3 335.2 147.4 470.4 2Q21 89.1 3.5 92.6 366.1 78.0 466.4 3Q21 92.8 2.3 95.1 348.6 99.8 437.0 4Q21 108.5 (20.2) 88.3 357.3 115.8 441.0 1Q22 51.1 - 51.1 327.1 112.3 405.9 2Q22 100.1 (17.4) 82.7 317.2 136.1 464.0

CNO Financial Group 41 The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant item, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows: (dollars in millions) (Continued on next page) Information Related to Certain Non-GAAP Financial Measures 2Q21 3Q21 4Q21 1Q22 2Q22 Pre-tax operating earnings (a non-GAAP financial measure) 468.6$ 442.6$ 470.6$ 441.7$ 455.8$ Income tax expense (105.7) (99.5) (105.0) (100.2) (103.3) Operating return 362.9 343.1 365.6 341.5 352.5 Non-operating items: Net realized investment gains (losses) from sales and impairments, net of related amortization 48.2 42.7 34.8 24.1 (26.3) Net change in market value of investments recognized in earnings 13.8 0.7 (17.4) (36.5) (63.9) Fair value changes in embedded derivative liabilities, net of related amortization 51.9 64.4 67.2 75.9 200.5 Fair value changes and amendment related to the agent deferred compensation plan 10.1 10.1 8.9 18.4 32.4 Other 8.9 2.6 3.6 3.4 2.3 Non-operating income before taxes 132.9 120.5 97.1 85.3 145.0 Income tax expense on non-operating income (29.4) (26.6) (21.7) (20.9) (33.5) Net non-operating income 103.5 93.9 75.4 64.4 111.5 Net income 466.4$ 437.0$ 441.0$ 405.9$ 464.0$ Twelve Months Ended

CNO Financial Group 42 A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows: (dollars in millions) Information Related to Certain Non-GAAP Financial Measures 1Q19 2Q19 3Q19 4Q19 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,703.4$ 2,702.9$ 2,685.0$ 2,761.9$ Net operating loss carryforwards 479.6 451.1 425.4 542.6 Accumulated other comprehensive income 654.9 1,098.2 1,442.9 1,372.5 Common shareholders' equity 3,837.9$ 4,252.2$ 4,553.3$ 4,677.0$ 1Q20 2Q20 3Q20 4Q20 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,701.2$ 2,784.2$ 2,905.1$ 2,956.2$ Net operating loss carryforwards 469.4 426.8 377.2 341.9 Accumulated other comprehensive income 595.2 1,520.2 1,801.6 2,186.1 Common shareholders' equity 3,765.8$ 4,731.2$ 5,083.9$ 5,484.2$ 1Q21 2Q21 3Q21 4Q21 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,019.5$ 3,035.6$ 3,036.3$ 3,068.9$ Net operating loss carryforwards 323.1 292.9 266.9 243.7 Accumulated other comprehensive income 1,518.1 1,995.5 1,929.7 1,947.1 Common shareholders' equity 4,860.7$ 5,324.0$ 5,232.9$ 5,259.7$ 1Q22 2Q22 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,072.2$ 3,162.3$ Net operating loss carryforwards 238.2 214.7 Accumulated other comprehensive income (loss) 380.5 (1,165.0) Common shareholders' equity 3,690.9$ 2,212.0$

CNO Financial Group 43 A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows: (dollars in millions) Information Related to Certain Non-GAAP Financial Measures 2Q21 3Q21 4Q21 1Q22 2Q22 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,947.7$ 2,995.5$ 3,026.0$ 3,046.7$ 3,069.1$ Net operating loss carryforwards 350.5 320.0 293.9 271.0 250.7 Accumulated other comprehensive income 1,815.9 1,891.3 1,877.5 1,705.4 1,168.1 Common shareholders' equity 5,114.1$ 5,206.8$ 5,197.4$ 5,023.1$ 4,487.9$ Trailing Four Quarter Average

Information Related to Certain Non-GAAP Financial Measures

Debt to capital ratio, excluding accumulated other comprehensive income (loss)

The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows:

(dollars in millions)

	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22
Corporate notes payable	$ 1,136.2	$ 1,136.6	$ 1,136.9	$ 1,137.0	$ 1,137.3	$ 1,137.6	$ 1,138.0
Total shareholders' equity	5,484.2	4,860.7	5,324.0	5,232.9	5,259.7	3,690.9	2,212.0
Total capital	$ 6,620.4	$ 5,997.3	$ 6,460.9	$ 6,369.9	$ 6,397.0	$ 4,828.5	$ 3,350.0
Corporate debt to capital	17.2%	19.0%	17.6%	17.8%	17.8%	23.6%	34.0%

	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22
Corporate notes payable	$ 1,136.2	$ 1,136.6	$ 1,136.9	$ 1,137.0	$ 1,137.3	$ 1,137.6	$ 1,138.0
Total shareholders' equity	5,484.2	4,860.7	5,324.0	5,232.9	5,259.7	3,690.9	2,212.0
Less accumulated other comprehensive income	(2,186.1)	(1,518.1)	(1,995.5)	(1,929.7)	(1,947.1)	(380.5)	1,165.0
Total capital	$ 4,434.3	$ 4,479.2	$ 4,465.4	$ 4,440.2	$ 4,449.9	$ 4,448.0	$ 4,515.0
Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure)	25.6%	25.4%	25.5%	25.6%	25.6%	25.6%	25.2%

CNO Financial Group

44